                                                                 EXHIBIT 10.6(b)


                        AMENDMENT TO SEVERANCE AGREEMENT


                  THIS AMENDMENT (this "Amendment") made this ____ day of __________________, 2002, by and between Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), and ____________ (the "Employee").

                                    RECITALS:

                  WHEREAS, the Employee has previously entered into that certain Severance Agreement with the Company, dated ________________________ (the "Severance Agreement");

                  WHEREAS, the Company and the Employee desire to amend Section 2(h) of the Severance Agreement regarding any outstanding stock options upon certain termination events.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, effective as of the date first written above, the Company and the Employee agree that Section 2(h) of the Severance Agreement is hereby amended in its entirety to read as follows:

                  "(h) Stock Options. Each stock option granted to the Employee by the Company's former parent, Pennzoil Company (subsequently renamed PennzEnergy Company and now Devon Energy Corporation), prior to 1999 and outstanding on December 30, 1998, if any, was split into two options, one issued by PennzEnergy Company and the other issued by the Company (collectively, the `Prior Options'), with each such Prior Option becoming fully vested as a result of the transaction occurring pursuant to that certain Agreement and Plan of Merger, dated as of April 14, 1998, among Pennzoil Company, Pennzoil Products Company, Downstream Merger Company and Quaker State Corporation (the `Transaction'). Each Prior Option will remain fully exercisable and outstanding until the end of its original 10-year term, subject to the terms and conditions of the applicable stock option agreement.

                           Stock options granted to the Employee by the Company on or after January 1, 1999 (the `Current Options'), to the extent outstanding as of the Employee's Termination Date, shall continue to vest during the two year period following Employee's Termination Date or, if earlier, until the options' expiration dates, as if Employee had remained employed by the Company during such two-year period. Each such Current Option, to the extent it is vested or becomes vested during such two-year period, shall be exercisable until the earlier of (1) the 90th day following the end of such two-year period or (2) the option's expiration date (the `Extended Exercise Period'). Thereafter, to the extent not exercised during such period, the Current Options shall expire, terminate and be of no further force and effect immediately after the end of the Extended Exercise Period."

                  IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment as of the date first written above.

                                                PENNZOIL-QUAKER STATE COMPANY



                                                --------------------------------
                                                [NAME]
                                                [TITLE]



This Amendment is accepted
and agreed to by:



-----------------------------------
[EMPLOYEE]



                                       2